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                                  EXHIBIT 99.1
                                  ------------

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               MATHSOFT RELEASES FISCAL 1997 FIRST QUARTER RESULTS

     CAMBRIDGE, Mass., October 10, 1996 -- MathSoft, Inc. (Nasdaq: MATH) today reported a net loss of $465,000, or $0.05 per share, for the three months ended September 30, 1996.

     This compares to net income of $416,000, or $0.05 per share, for the corresponding quarter of its last fiscal year.

     MathSoft's net revenues for the three months ended September 30, 1996 were $4.5 million. This compares to revenues reported for the same quarter a year earlier of $5.1 million. "Although total net revenues are down year to year," stated Charles J. Digate, Chairman and CEO of MathSoft, Inc., "total net revenues excluding revenues generated from the upgrade of the Company's core product, Mathcad, in the first quarter of fiscal 1996, grew approximately 30 percent on a year to year basis for the three months ended September 30, 1996."

     Founded in 1984, MathSoft is the leading provider of knowledge discovery software for students and technical professionals. It has licensed more than 600,000 users of its StudyWorks, Mathcad, S-PLUS and Axum software worldwide. Users include technical professionals worldwide at more than half the Fortune 1,000 companies and over 500 government installations, and students and faculty at over 2,000 colleges and universities.



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                         MATHSOFT, INC. AND SUBSIDIARY

                     Consolidated Condensed Balance Sheets
                                 (in Thousands)
                                  (Unaudited)


                                                      September 30,   June 30,
                                                          1996         1996
                                                      -------------   --------
                                  Assets
Current Assets:
  Cash, cash equivalents and short-term investments...  $  4,562     $ 4,954
  Accounts receivables, net...........................     2,728       3,119
  Other receivables...................................       851         762
  Inventories.........................................       552         548
  Prepaid expenses....................................       462         382
                                                        --------     -------
     Total current assets.............................     9,155       9,765
                                                        --------     -------

Property and Equipment, net...........................     1,582       1,599


Other Assets:
  Purchased technology, net...........................      450          504
  Other assets........................................       52           31
                                                        -------      -------
     Total Assets.....................................  $11,239      $11,899
                                                        =======      =======



                      Liabilities and Stockholders' Equity


                                                      September 30,   June 30,
                                                          1996         1996
                                                      -------------   --------
Current Liabilities...................................   $ 4,680     $ 5,077

Other Long-term Liabilities...........................        54          63

Stockholders' Equity..................................     6,505       6,759
                                                         -------     -------
    Total Liabilities and Stockholders' Equity........   $11,239     $11,899
                                                         =======     =======

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                          MATHSOFT, INC. AND SUBSIDIARY

                Consolidated Condensed Statements of Operations
                     (in Thousands, except per share data)
                                  (Unaudited)

                                                  Three Months Ended
                                        September 30,   June 30,   September 30,
                                             1996         1996        1995
                                        -------------   --------   -------------
Revenues:
  Software licenses.................       $3,924       $4,420        $4,414
                                           ------       ------        ------
  Services and other................          602          621           674
                                           ------       ------        ------
      Total revenues................        4,526        5,041         5,088
                                           ------       ------        ------

Cost of Revenues:
  Software licenses.................         783          823           705
  Services and other................          191          231           241
                                           ------       ------        ------
     Total cost of revenues.........          974        1,054           946
                                           ------       ------        ------
     Gross profit...................        3,552        3,987         4,142
                                           ------       ------        ------

Operating Expenses:
  Sales and marketing...............        2,425        2,461         2,415
  Research and development..........        1,091          926           752
  General and administrative........          526          588           586
                                           ------       ------        ------
    Total operating expenses........        4,042        3,975         3,753
                                           ------       ------        ------
    Income (Loss) from Operations...         (490)          12           389


Interest Income, net................           40           54            38
                                           ------       ------        ------
    Income (Loss) Before Provision
     for Income Taxes...............         (450)          66           427

Provision for Income Taxes..........           15           16            11
                                           ------       ------        ------
    Net Income (Loss)...............       $ (465)      $   50        $  416
                                           ======       ======        ======

Net income (loss) per common and
  common equivalent share...........       $(0.05)      $ 0.01        $ 0.05
                                           ======       ======        ======

Weighted average number of common
  and common equivalent shares
  outstanding......................         8,617        9,678         9,204
                                           ======       ======        ======


     The MathSoft logo, StudyWorks, Collaboratory, Mathcad, S-PLUS, and Axum are trademarks of MathSoft, Inc.

Information contained in this document which refers to MathSoft's future financial status is only management's best estimate at the present time and actual results could differ from present estimates. Please refer to the cautionary statements appearing in MathSoft's Annual Report on Form 10-K for the fiscal year ended June 30, 1996 for a discussion of various factors that could cause MathSoft's actual results to differ materially from those discussed in the forward-looking statements.